UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933

Entrex Carbon Market, Inc.
150 East Palmetto Park, Suite 800
Boca Raton, FL 33432
Telephone:  877-4EN-TREX

5031

 84-2099590
(Primary Standard Industrial
Classification Code Number)

(I.R.S. Employer
Identification Number)

Entrex Carbon Market, Inc.

Maximum combined offering of $19,999,999 consisting of Common Stock [10,416,665]

Entrex Carbon Market, Inc. ( ENTREX , Entrex or the Company ) is offering a combined maximum amount of $19,999,999 of Common Stock ( Stock or Shares on a no minimum/best efforts basis (the Offering ). The Offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission ( SEC ) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of shares of common stock [10,416,665] at the price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering for a total offering amount up to $19,999,999. The Company intends to file ongoing current information as that term is defined by the Securities Act, in order to continue to trade publicly and to remain current in its required periodic filings. This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering. This is a Tier 1 Regulation A offering. Upon SEC qualification and subsequent sale, the securities will be issued through our transfer agent, added to the records of our existing shareholders, and deposited with Cede & Company as freely tradable shares of the Company s authorized stock.

The Entrex Carbon Market s mission is to buy fully assembled and operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. Entrex s innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets. Entrex Carbon Market projects focus on acquisitions that produce positive cash flow, environmental benefits, and positive tax advantages.

Originally incorporated in Nevada in 2005, and rebranded as Entrex Carbon Market, Inc. following the 2022 acquisition of Entrex Carbon Market, LLC.

This Offering is being conducted on a  best efforts  basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.






Price to public


Underwriting discount or commissions1


Proceeds to Issuer2


Proceeds to other persons

Per Share/Unit

$
TBD


$
0


$
TBD


$
0

Total Minimum

$
0


$
0


$
0


$
0

Total Maximum

$
TBD


$
1,999,999


$
17,950,000


$
0



Footnotes to table:
1. The Company is offering the Shares in this public Reg A offering on a best efforts basis solely through the Company s officers and directors. The Company
 s officers and directors are not entitled to receive any discounts or commissions for selling such Shares, but may be reimbursed for reasonable expenses they incur, if any.

2. If the Offering is consummated and all Shares offered are hereby sold, the gross proceeds from the sale of those Shares at $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering and would be $19,999,999 and the net proceeds would be approximately $19,949,999, after giving effect to estimated expenses in connection with the Offering of approximately $50,000, including, but not limited to, printing and copying costs, legal fees, accounting fees, filing fees, postage, and other miscellaneous costs and expenses, including meeting expenses. Notwithstanding the foregoing, the Company can provide no assurances as to the total number of Shares that may be sold or the amount of expenses to be paid. The net proceeds to the issuer will be equal to and no more than $17,950,000.

For further information about the Stock being sold in this Offering please see the section named The Offering on page 3 below and the section named Terms of the Offering on page 10 below.

This Offering is made pursuant to Tier 1 of Regulation A+ of the Securities Act of 1933.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE RISK FACTORS ON PAGES 3 THROUGH 6 OF BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT
 FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE  COMMISSION ),
 NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Proceeds from the Offering shall be released to the Company when received and no escrow shall be created for this offering. The Company will pay all of the expenses of the Offering.


THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II
 OF SEC FORM 1-A.
The estimated offering expenses of $50,000 include printing and copying costs of
 $3,000, legal fees of $40,000, accounting fees of $5,000, transfer agent fees of $1,000 and miscellaneous costs and expenses, including potential travel and entertainment expense for potential investor meetings. All of these expenses are estimates only and the actual offering expenses may be higher or lower than anticipated.
Once a subscriber s subscription agreement has been received by the Company, it may not be revoked. All proceeds from the sale will be immediately provided to the Company.
ALL FUNDS SHALL BE RELEASED TO THE COMPANY AS THIS OFFERING IS SOLD. NO MINIMUM AMOUNT MUST BE RAISED BEFORE THE OFFERING IS CLOSED. THE PRINCIPAL PURPOSE OF THIS OFFERING IS TO FUND ENTREX S MINING ACQUISITION PROJECTS.
Possible subscribers should only rely on the information contained in this Offering Circular when making a decision to purchase the Shares. No one else is authorized to provide possible subscribers with different information. The Company is not offering to sell nor soliciting an offer to buy the Shares in any state or to any person where the offer or solicitation is prohibited. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR
 AS LEGAL, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL,
BUSINESS, TAX AND RELATED MATTERS CONCERNING THE SHARES.



ITEM 2. TABLE OF CONTENTS

SUMMARY
1
REGULATION A+
2
THE OFFERING
2
RISK FACTORS
3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
6
DILUTION
6
PLAN OF DISTRIBUTION
7
USE OF PROCEEDS
7
TERMS OF THE OFFERING
7
BUSINESS
8
DESCRIPTION OF PROPERTY
9
MANAGEMENT S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS     OF
OPERATIONS
9
DIRECTORS, EXECUTIVE OFFIDERS AND SIGNIFICANT EMPLOYEES
11
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
13
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
   13
SECUITIES BEING OFFERED
13
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
14
ADDITIONAL INFORMATION
15




This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the Risk Factors section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this
Offering Circular to  the Company,   we,   us  and  our  refer to Entrex Carbon
Market, Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in Shares. You should carefully read this entire offering circular, including the information under the heading Risk
 Factors  and all information included in this offering circular.

Issuer.

Originally incorporated in Nevada in 2005, and rebranded as Entrex Carbon Market, Inc. following the 2022 acquisition of Entrex Carbon Market, LLC. Our principal executive offices are located at 150 East Palmetto Park Road, Suite 800, Boca Raton, FL 33432.

As of the date of this Offering Circular, we anticipate acquiring an initial group of cash flowing units that have completed, or are in, a proof of operations period. Based on information provided by sellers and subject to third party review, historical unit level net income has generally fallen within a broad range. For illustration only, initial units reviewed to date have shown annual net income in a range of approximately 40,000 to 100,000 per unit, although actual results may be higher or lower and there can be no assurance that any unit will achieve similar outcomes.

To execute our near-term acquisition pipeline, we expect total capital requirements to be on the order of one hundred million dollars, with the ultimate amount depending on the number of eligible units we elect to acquire, market conditions, equipment availability, and the pace of deployments. The timing and sequence of acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of our diligence.

We have entered framework arrangements with multiple independent developers that source and operate mobile bitcoin mining units powered by natural gas. Under these arrangements, and subject to definitive agreements, we intend to acquire units that have demonstrated operations over a proof period and that meet our return thresholds. Purchase prices are expected to be based primarily on a multiple of demonstrated trailing net income following third party review, though actual terms may vary by transaction.

Equipment specifications, unit counts, and deployment schedules may change as we evaluate opportunities and as market conditions evolve. We may substitute equipment, adjust quantities, or modify deployment timing to optimize returns. Additional details regarding our business model and acquisition process are provided under Business and Management s Discussion and Analysis, and our expected allocation of proceeds is described under Use of Proceeds.

The Company currently maintains contractual relationships with three independent developers and is in the process of finalizing a fourth. These developers may serve as sources for the acquisition of units. The Company reserves the right to add or remove developers and to modify the components of the units where such changes are expected to enhance returns for investors and shareholders.

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act ).. and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:


?
Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;


?
Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors report providing additional information about the audit and the financial statements;


?
Reduced disclosure obligations regarding executive compensation; and


?
Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The Company is an emerging growth company as defined under the JOBS Act. We qualify for and intend to take advantage of the reduced disclosure and compliance requirements available to emerging growth companies, until such time as we no longer qualify under applicable SEC rules.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section
 7(a)(2)(B) of the Securities Act of 1933, as amended (the Securities Act ), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to public companies.

The Company is offering Common Stock in a Regulation A offering for a period of 12 months, with an option to extend the offering by an additional 90 days at the
 Company's discretion. The offering will remain open until the earlier of (i) the sale of the maximum number of shares offered, or (ii) the expiration of the offering period, including any extension."


REGULATION A+

We are offering our Shares and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as Regulation A+. We are relying upon Tier 1 of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In addition to qualifying a Regulation A offering with the SEC, we must register or qualify the Tier 1 offering in any state in which we seek to offer or sell securities pursuant to Regulation A.

THE OFFERING

Common Stock

We are offering shares 10,416,665 of Common Stock.



Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $19,999,999 if all Shares are sold.











We plan to use the majority of the net proceeds from this offering to fund the acquisition of mining operations and to support key ENTREX projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital.




Liquidity:

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives.



Risk Factors:





An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under Risk Factors in this offering circular before making an investment decision. This document does not contain all the risks involved in investing in the company. All risks should be considered before further action.



RISK FACTORS

This offering is being made pursuant to Regulation A under the Securities Act of 1933, as amended. This offering is not registered under the Securities Act, nor is it required to be. Potential investors should carefully read this offering circular before making any investment decision. The securities described herein are not FDIC-insured, and investors should be prepared to lose their entire investment.

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small public companies are often risky.

Small public companies may depend heavily on a single customer, supplier, or key employee whose departure would seriously damage the company s profitability. Demand for the Company s products and services may be seasonal, cyclical, or tied to broader economic conditions. The Company may also face intense competition from larger, better-capitalized enterprises that can negotiate better terms with suppliers, achieve scale economies, and fund larger marketing initiatives. In addition, as a publicly traded microcap issuer, our stock may be thinly traded and subject to significant volatility, which can compound business risks by limiting our ability to access capital markets on favorable terms. Furthermore, we could face risks from lawsuits, evolving governmental regulations, compliance obligations, and other potential impediments to growth.

The Company has limited operating history.

Although the Company is already a public reporting entity, it has only a limited history of operating its current line of business. We are still in the early stages of executing our business plan, and there can be no assurance that we will ever operate profitably. The likelihood of success should be considered in light of the problems, expenses, difficulties, complications, and delays commonly faced by companies with limited operating history, as well as the risks inherent in scaling a public microcap company.

As a public company with limited resources, we face additional challenges in maintaining compliance with SEC and OTC Markets reporting requirements. Any failure to timely file required reports or maintain adequate internal controls could further harm investor confidence and our ability to raise additional capital.

We are in a development stage and may be adversely affected by the business and regulatory challenges of our sector.

Although we are a publicly traded company, we remain in the early stages of executing our current business plan.
The Company has limited capitalization and working capital, making us highly dependent on raising additional funds to grow and expand our operations. Our
ability to move forward with our objectives   including the acquisition and
management of mobile Bitcoin mining facilities powered by stranded natural gas
wells   depends on the success of this and other capital offerings. If we are unable to secure sufficient working capital, we may be forced to delay or abandon portions of our business plan, including the deployment of energy-efficient mining facilities. As a public company, we also face ongoing costs of regulatory compliance and reporting, which further strain limited capital resources. Any failure to raise adequate funding or manage compliance obligations could materially harm our financial condition, operations, and prospects.

The Company may need additional capital, which may not be available.

We expect to require additional capital to pursue our business objectives and fund ongoing operations. Market conditions, investor sentiment toward public microcap companies, and our financial condition at the time we seek additional funding may prevent us from obtaining the necessary capital on favorable terms, or at all. If we are unable to secure adequate financing, we may be unable to repay obligations when due, or may be forced to significantly delay or scale back our development, acquisitions, and expansion efforts. Even if we are able to raise capital, it may be on unfavorable terms, including the issuance of securities at prices that could cause substantial dilution to existing stockholders or through debt instruments with restrictive covenants. There is no assurance that additional financing will be available when needed, or on acceptable terms. If adequate funds are not available, we may be forced to curtail or cease certain operations, which could materially and adversely affect our business and results of operations.

The issuance of additional equity securities in this offering and in the future will dilute the ownership of existing stockholders.

We are conducting this offering by issuing additional shares of our common stock. The issuance of new shares will dilute the percentage ownership of existing stockholders and may adversely affect the market price of our common stock. Future issuances of equity securities, whether in subsequent Regulation A offerings, private placements, or other transactions, will further dilute the ownership interests of existing investors.

Because we are raising capital primarily through the issuance of equity, investors should expect that their ownership percentage may be diluted over time. This dilution could be substantial and may occur at a time or at prices that are unfavorable to existing stockholders.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our operating activities are not yet self-sustaining, and we will continue to rely on proceeds from the sale of our securities to finance operations unless and until we generate sufficient revenues to cover ongoing expenses. While our officers and directors may choose to provide support in the future, they have made no commitments to supply liquidity in the form of cash advances, loans, or guarantees.

There is no assurance that we will be able to sell enough securities to meet our operating and capital requirements. If we cannot generate sufficient funds from equity sales or revenues, we may be forced to curtail or cease operations. No known alternative sources of funding are available in the event we are unable to raise sufficient capital from this offering or future offerings.

The Company s management has broad discretion in how the Company use the net proceeds of an offering.

We intend to use proceeds from this offering for general corporate purposes, including acquisitions, working capital, and operational expenses. However, our management has broad discretion in determining the specific allocation of net proceeds, and investors will have limited ability to influence how funds are deployed.

There can be no assurance that management s application of the offering proceeds will produce positive returns or achieve our stated business objectives. If the proceeds are not applied effectively, our business, financial condition, and results of operations could be adversely affected.

The Company may not be able to manage its potential growth.

Our business plan contemplates significant expansion through the acquisition and management of multiple Bitcoin mining facilities. There can be no assurance that we will achieve this expansion or that we will be able to manage it effectively if achieved. Rapid growth, if it occurs, could place a substantial strain on our management, financial resources, internal controls, and operational infrastructure. To support any material increase in operations, we will need to implement additional systems, procedures, and controls, and expand our finance, administrative, and operations staff. As a public company, we must also maintain adequate internal controls and timely SEC/OTC reporting, which may further burden limited resources. If our personnel, systems, or processes are inadequate to support future operations, our business, financial condition, and results of operations could be materially and adversely affected.
The Company faces significant competition in the Bitcoin mining industry.
We compete with both public and private companies engaged in Bitcoin mining, many of which have greater financial resources, more advanced technology, or access to lower-cost energy sources than we do. Some competitors may also benefit from economies of scale, preferential equipment supply arrangements, or established investor bases that provide them with more reliable access to capital. If the market favors these competitors, we may experience reduced profitability, difficulty acquiring new facilities, or challenges attracting investment. The competitive environment in the Bitcoin mining industry could adversely affect our ability to execute our business plan, raise additional capital, and continue operations.
The Company relies on partners and related entities for the acquisition and deployment of Bitcoin mining facilities.
Our business model depends heavily on third-party developers and partners to source, assemble, and deliver fully operational Bitcoin mining facilities. If any of these partners encounter financial difficulties, operational setbacks, supply chain issues, or fail to fulfill their contractual obligations, our operations could be severely disrupted. Delays in delivery, increased costs, or failures to provide facilities that meet performance expectations could materially and adversely affect our ability to generate revenues as planned. In addition, as a public company, any failure by our partners may negatively impact our reputation with investors and our ability to raise capital, compounding the operational risks associated with reliance on third parties.
The Company s operations are subject to the risks inherent in the establishment of a new business enterprise.
Although we are a public reporting company, our current Bitcoin mining operations are in the early stages of development. As a result, we face many of the same risks encountered by new business enterprises, including the need to secure sufficient capital, effectively implement our business plan, and achieve
targeted revenues. Any setbacks in execution   such as delays in acquiring
facilities, higher-than-expected operating costs, or weaker-than-anticipated
Bitcoin prices   could materially affect our ability to grow and sustain our business. In addition, the risks of establishing and scaling a new line of business as a public microcap company may be magnified by limited financial resources and heightened regulatory and market scrutiny.
The Company s growth relies on market acceptance of its mobile Bitcoin mining facilities and the market price of Bitcoin.
Our business strategy depends on the successful acquisition and deployment of mobile Bitcoin mining facilities powered by stranded natural gas. While we believe there is demand for these facilities, there is no assurance of broad market acceptance. If potential partners or investors do not embrace our model, or if competitors offer more attractive or lower-cost alternatives, our financial performance could suffer. In addition, the profitability of Bitcoin mining is highly sensitive to the market price of Bitcoin. Prolonged declines in
 Bitcoin prices, increases in mining difficulty, or reductions in Bitcoin block rewards could materially reduce the economic viability of our operations. If either market acceptance of our facilities or the price of Bitcoin falls below expectations, we may be unable to achieve our growth objectives, and our business and financial results could be adversely affected.
Our business model is dependent on the profitability of our Bitcoin mining operations.
Our revenues and financial performance depend heavily on the profitability of the Bitcoin mining facilities we acquire and deploy. If these facilities do not generate the expected returns, our results could be materially and adversely affected. Profitability depends on multiple factors outside of our control, including the market price of Bitcoin, network mining difficulty, the timing of block reward halving events, and transaction fee levels. In addition,
operational costs   including energy, equipment procurement, maintenance, and
labor   may increase unexpectedly. If Bitcoin prices decline significantly or if our costs rise faster than anticipated, the profitability of our operations may be reduced or eliminated altogether. Because our business model relies on the successful operation and income generation of these facilities, any sustained failure in these areas could adversely impact our ability to continue as a going concern.
Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President and Chief Executive Officer, Stephen H. Watkins, as well as other key members of our management team. The loss of the services of any of these individuals could disrupt our operations and harm our prospects. Because of our limited management depth, the departure of one or more key personnel would place a significant strain on our business. We cannot assure that we will be able to retain or replace our key personnel on terms acceptable to the Company. Furthermore, as a public company, any leadership changes may negatively affect investor confidence and the market perception of our stock, which could further impact our ability to raise capital and execute our business plan.

Our officers and directors may have conflicts of interest.

Our ability to execute our business plan relies on the continued service of our officers and directors. Some of these individuals may have conflicts of interest arising from relationships with affiliated entities, outside business activities, or personal financial interests. These conflicts could influence their decisions regarding matters such as related-party transactions, strategic partnerships, or the allocation of business opportunities. Because we are a smaller public company with limited independent oversight, it may be difficult to identify, monitor, or mitigate all such conflicts. Any misalignment of interests between our officers, directors, and stockholders could adversely affect our business operations, financial condition, and results of operations.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success depends heavily on the continued contributions of our current management team. Each member of our management team is an at-will employee and may resign at any time with little or no notice. Because of our limited management depth, the departure of even one individual could disrupt our business. We may also need to hire additional personnel to manage anticipated growth. Qualified executives and staff with experience in our sector are in high demand, and we may not be able to identify, attract, or retain the necessary talent on acceptable terms. Recruiting and retention challenges may also result in significant costs. As a public company, the loss of key personnel or difficulty attracting new qualified personnel may negatively affect investor confidence, hinder our ability to raise capital, and impair our ability to execute our business plan.

Our management has broad discretion and authority to manage the business and modify policies and strategies without prior notice or stockholder approval.

Our management has broad discretion to determine and change our operating policies, strategies, and capital allocation decisions without prior notice or stockholder approval, except where stockholder approval is expressly required by law or regulation. Investors will therefore have limited ability to influence how our business is managed or how the proceeds of this offering are used. We cannot predict the impact any future changes in operating policies or strategic direction may have on our business model, operating results, or stock price. These decisions, while intended to benefit the Company, could nevertheless have a material adverse effect on our business and on the returns to investors.

Our acquisition units vary in size, cost, and performance, which creates variability in unit economics.

The Bitcoin mining facilities we acquire are not uniform in size, equipment mix, or operating characteristics. As a result, each unit may have different levels of energy consumption, production capacity, and profitability. This means there are no standardized economics that apply equally across all of our facilities.

Although we structure acquisitions based on a purchase price equal to approximately four times the facility s trailing net income, actual performance may vary significantly from historical results due to changes in Bitcoin price, mining difficulty, energy costs, or operational efficiency. Variability in unit size and performance may make it difficult for investors to assess our overall economics and may result in returns that differ materially from expectations.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social, political and regulatory conditions.

We are subject to laws and regulations at the local, state, and federal levels, as well as evolving regulation of cryptocurrency and digital assets. These laws and their interpretation may change from time to time, and new regulations could be introduced that adversely affect our operations or increase compliance costs. Any such changes could materially impact our business model, profitability, and ability to raise capital. In addition, broader global economic, social, and political instability may negatively impact demand for Bitcoin, energy costs, investor sentiment, and capital market conditions. As a public company trading on the OTC Markets, our operating results are also affected by fluctuations in market liquidity and investor perception of the cryptocurrency sector. Factors that could negatively impact us include, but are not limited to:

* Changes in regulation of cryptocurrency, digital assets, or energy production;

* Adverse political or social sentiment toward Bitcoin mining;

* Increases in energy costs or restrictions on natural gas usage;

* Declines in Bitcoin prices or investor demand for digital asset securities;

* Price competition from competitors with more favorable operating conditions.


There is substantial doubt about our ability to continue as a going concern.

Because our operations are not yet self-sustaining, we depend on raising additional capital to fund our activities. If we cannot secure sufficient financing or generate adequate revenues, we may be forced to curtail or cease operations, and investors could lose their entire investment.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners.

Our business could be materially harmed if we rely too heavily on a limited number of customers, suppliers, or developer partners. The loss of, or disruption with, any single key relationship could adversely affect our operations and financial results.

Our business depends in part on our reputation with regulators, investors, and the public, and negative publicity could materially reduce market acceptance and investor confidence.

Our business depends in part on our reputation with regulators, investors, and the public. Negative publicity regarding Bitcoin mining, energy usage, or our business model could damage our reputation and materially reduce investor confidence, capital access, and market acceptance of our operations.

Our officers, directors, and significant stockholders may exert significant influence over corporate matters, which could reduce the ability of minority investors to affect decisions.

Our officers, directors, and significant stockholders may own or control a substantial portion of our outstanding shares. As a result, they may exert significant influence over matters requiring stockholder approval, including elections, mergers, acquisitions, and amendments to our governing documents. This concentration of ownership may reduce minority investors ability to influence corporate matters and could delay or prevent a change in control of the Company.

The offering price of our shares has been determined by management and may not reflect the fair market value of the securities.


The offering price of our shares has been determined by management and does not necessarily reflect the fair market value of the securities. There is no assurance that the shares will trade at or above the offering price, or that investors will realize any return on their investment.

Our industry is subject to rapid technological change, and failure to adapt in a timely and cost-effective manner could materially harm our operations.

Our industry is subject to rapid technological change. Advances in energy infrastructure, mining hardware, or alternative blockchain consensus mechanisms could make our facilities less competitive or require significant new investment. If we fail to adapt in a timely and cost-effective manner, our business and financial results could be materially harmed.


RISKS RELATED TO THIS OFFERING

Risks Related to Organization and Structure under Tier 1 of Regulation A+.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. Investors subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure you that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.



CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the  Summary,   Risk Factors,
Business,   Management s Discussion and Analysis of Financial Condition and
Results of Operations  and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as  may,
   might,   should,   expect,   plan,   anticipate,   believe,   estimate,
predict,   potential  or  continue,  and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do
 so.

Forward-looking statements include, but are not limited to, statements about:


?
our business  strategies and investment policies;


?
our business  financing plans and the availability of capital;


?
potential growth opportunities available to our business;


?
the risks associated with potential acquisitions by us;


?
the recruitment and retention of our officers and employees;


?
our expected levels of compensation;


?
the effects of competition on our business; and


?
the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There will be dilution to any existing third-party investors in the Company as a result of this offering.
Public investors who purchase shares of Common Stock in this offering will pay a price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering.
 This price significantly exceeds the effective cash cost paid by existing shareholders for their shares. Existing shareholders are founders and not paid for their shares.
As a result, new investors will experience an immediate dilution in the value of their investment when comparing the offering price to the pro forma net tangible book value per share after the offering. The dilution represents the difference between the public offering price per share and the pro forma net tangible book value per share after the offering.




PLAN OF DISTRIBUTION

General
The Company is hereby offering for sale (the Offering ) shares of its common stock, no par value ( Shares ) [10,416,665] for a purchase price per share [$1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering], for a total offering amount of up to $19,999,999.
Minimum Amount for Offering
There is no minimum number of Shares that must be sold. Upon the close of the Offering, the Company may accept subscriptions and add the subscription funds to the capital of the Company.
Minimum Amount Required to be Purchased by an Investor
The minimum number of Shares which must be purchased is $100,000, unless a lesser amount is approved for any investor by the Board of Directors of Company in its discretion (for executive officers and for others where special circumstances are involved).
All of our Shares are being offered on a best efforts basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be up to approximately
 20 million after estimated offering expenses, assuming the maximum amount is sold. We currently expect to allocate the net proceeds generally as follows, although actual allocations may vary based on the opportunities available at the time of use:

* 70 to 100 percent for the acquisition of operating bitcoin mining units that meet our return thresholds

* 10 to 20 percent Working Capital and Operational Compensation

* 5 to 15 percent for equipment, infrastructure, and integration costs

* The balance for general corporate purposes


Management will have broad discretion in the application of proceeds and may reallocate funds among the foregoing categories or to other uses as conditions warrant. There is no minimum offering amount, and if less than the maximum is sold we will scale our plans accordingly.

The Company expects that between 10% and 20% of the net proceeds of this Offering may be used for working capital and operational expenses, including compensation of officers and operators who have provided services to the Company.

In certain cases, and in order to preserve cash for acquisition activities, the Company may elect to compensate officers and operators with shares of Class A Common Stock issued pursuant to this qualified Offering in lieu of cash payments. Any such shares shall be included within the total number of shares qualified under this Offering and shall be issued at the public Offering price.

Such equity compensation is intended to align management with shareholders, preserve Offering proceeds for acquisition initiatives, and provide liquidity opportunities to long-serving officers who have not received cash compensation.

All equity issuances for services shall be approved by the Board of Directors and disclosed in subsequent filings as required.

Capital Requirements and Funding Approach

We expect our near term acquisition and deployment activities to require capital on the order of tens of millions of dollars, which may increase or decrease based on the number of eligible units we elect to acquire, market conditions, and the pace of deployments. We may seek additional capital from time to time through equity, debt, or other financing arrangements, which could be pursued in parallel with or following this offering.

Acquisition Criteria and Pricing

We intend to acquire units that have completed, or are in, a proof of operations period and that demonstrate financial performance consistent with our return thresholds. Purchase prices are expected to be based primarily on a multiple of demonstrated trailing net income as reviewed by independent third parties, although terms may vary by transaction and there can be no assurance that any unit will achieve historical results after acquisition.

Illustrative Operating Profile

Based on information provided by sellers and subject to third party review, units that we have evaluated to date have exhibited a wide range of financial outcomes. For illustration only, certain units have reflected annual net income within broad ranges that may vary meaningfully over time due to factors including bitcoin prices, network difficulty, energy input costs, uptime, and efficiency. Actual results for any acquired unit may differ materially and there can be no assurance that future performance will resemble any historical indications.

Equipment, Sites, and Deployment

Equipment specifications, site characteristics, and deployment schedules may change as we evaluate opportunities and as market conditions evolve. We may substitute equipment, adjust quantities, change locations, or modify timing to optimize returns and manage risk. The timing and sequence of any acquisitions will depend on the availability of financing, acceptable purchase terms, and satisfactory completion of diligence and onboarding.

Environmental Attributes

Certain projects may generate environmental attributes associated with the use of natural gas resources that would otherwise be flared or vented. We may seek to quantify and, where feasible, monetize such attributes in the future, which would require validation by independent third parties and is subject to evolving standards, methodologies, and market demand. There can be no assurance that any such attributes will be generated, verified, or sold on acceptable terms, if at all.

Contingencies and Flexibility

If less than the maximum number of securities offered is sold, we may reduce or defer acquisitions, increase the proportion of proceeds used for working capital, or pursue alternative financing for certain opportunities. Our plans are subject to change based on market conditions, diligence outcomes, regulatory developments, the availability and terms of financing, and other factors beyond our control. Forward looking statements are inherently uncertain and actual results may differ materially.

For the following contracts, please refer to the corresponding contracts and LOIs in their section towards the end of the document.

CherAmi 100 Unit Contract:
The Company has entered into an agreement with CherAmi Digital LLC for the purchase of up to 100 operational Bitcoin mining facilities. The contract outlines that the purchase price is equal to 4x projected annual cash flows, based on proven results during a test period known as the Proof of Income (POI).
 Each facility is expected to generate approximately $184,000 in annual revenue, subject to third-party verification of cash flows. The contract is designed to allow Entrex to acquire additional units through the end of 2025, with facilities to be delivered and set up at designated well sites.
The units are provided as "new" and are purchased based on specifications that maximize asset value. (Appendix B)
Moria Purchase Agreement:
Entrex has executed a purchase agreement with Moria Mining Technologies Corporation for mobile Bitcoin mining facilities to be installed at stranded oil and gas wells. This agreement includes a purchase multiple of 4x net income, based on the stabilized annualized 12-month net income of the facilities. The purchase price will be based on performance during a "Proof of Income" period, and 20% of the purchase price will be held in escrow to account for potential variations in actual income.
* Projected Net Income: Each facility is anticipated to generate $1,000,000 in annual net income however the first contracted unit is based on $200,363 annual net income, leading to an expected purchase price of $801,452 per unit, subject to the Proof of Income by our third party.
* Evidence: Please refer to Appendix C: Moria Purchase Agreement
PickAxe Mining Letter of Intent:
Entrex has signed a Letter of Intent (LOI) with PickAxe Mining, Inc. for the future acquisition of Bitcoin mining facilities. Under this agreement, Entrex will purchase mining facilities based on projected annual cash flows equal to 58% of the capital cost. For example, a facility with $449,000 in annual cash flow will be purchased for 4x the annualized cash flow, amounting to $1,796,000 per unit.
* Additional Units: The LOI covers the acquisition of up to 100 facilities through the end of 2025.
* Evidence: Please refer to Appendix D: PickAxe Mining LOI
Energex Letter of Intent:
Entrex has also signed a Letter of Intent with Energex (Appendix E) to support asset acquisition strategies and provide mobile Bitcoin mining facilities powered by stranded gas wells. This agreement facilitates the utilization of these gas wells, ensuring that Entrex has access to reliable, low-cost energy for its mining operations. The Letter of Intent outlines a collaborative approach for future facility deployments. ENTREX integrates environmental sustainability into its business model through the generation and monetization of carbon offsets. The company s Bitcoin mining facilities are strategically located near stranded natural gas wells, which allows for the use of otherwise wasted energy resources. By utilizing this energy source, ENTREX not only minimizes its environmental impact but also generates carbon offsets.
The global carbon offsets market allows businesses to compensate for their emissions by investing in environmental projects that reduce greenhouse gases. In ENTREX s model, the Bitcoin mining facilities are powered by stranded natural gas wells, converting otherwise wasted energy into productive use. This process creates carbon offsets by preventing methane emissions from flaring or venting, which can be sold on carbon markets to carbon offset buyers
ENTREX is leveraging the Entrex Carbon Market to package and sell these carbon offsets to environmentally conscious investors and institutions, positioning itself at the intersection of cryptocurrency and environmental finance.
How Carbon Offsets Fit into the Business:
1. Environmental Benefit: Stranded natural gas, which would otherwise be vented or flared, contributes to greenhouse gas emissions. By using this gas to power its Bitcoin mining facilities, ENTREX prevents these emissions, creating carbon offsets.
2. ISO Certification: Each mining facility is subject to an ISO audit which has been contracted to verify the quantity of carbon offsets produced. This ensures that the offsets are compliance-grade and can be sold on various carbon markets.
3. Debt/Equity Opportunities: The securitization of these offsets also creates opportunities for ENTREX to secure debt or equity financing. By leveraging the value of the carbon offsets, the company can attract institutional investors who are seeking to invest in both cryptocurrency and environmentally conscious ventures.
By utilizing stranded natural gas for energy, ENTREX not only reduces greenhouse gas emissions but also generates carbon offsets that can be monetized. This approach delivers environmental benefits such as a reduction in methane emissions and contributes to the global effort to combat climate change. For investors, this translates into dual financial returns through both cryptocurrency mining profits and the sale of carbon offsets, making ENTREX s operations both profitable and environmentally responsible.
TERMS OF THE OFFERING

Common Stock

We are offering shares of Common Stock. The Company is offering up to 10,666,665 shares of common stock at a price of $1.00 per share for the first 5,000,000 shares sold, $2.00 per share for the next 2,500,000 shares sold, $3.00 per share for the following 1,666,666 shares sold, and $4.00 per share for all remaining shares sold in this offering, for gross proceeds of up to $19,999,999. If fully subscribed, the Company will have 26,298,006 shares outstanding immediately following the offering.



Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $19,999,999 if all Shares are sold. We plan to use the majority of the net proceeds from this offering to fund the capital needs to acquire contracted mining operations from Developers and to support key ENTREX projects that are integral to our business strategy. Any remaining funds will be used to support existing operations, hire new personnel, and finance sales, marketing, and other revenue-generating initiatives, as well as for working capital or other corporate acquisition activities as determined by the Board of Directors.


 Liquidity

This is a Tier 1, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over-the-counter market, if we determine that such a market is appropriate given the structure of the Company and our business objectives. However, there is no guarantee that the Shares will be publicly listed or quoted, or that a market will develop for them.

Please review carefully  Risk Factors  for more information.



Risk Factors





An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under Risk Factors in this offering circular before making an investment decision.



Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Entrex Carbon Market, Inc., 150 E Palmetto Park Road, Suite 800, Boca Raton, FL 33432, or sent via electronic correspondence to SWatkins@entrex.net. You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions; No Revocation

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares or Shares, as applicable, subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

BUSINESS

Our Company

Issuer s Business

The Entrex Carbon Market s mission is to buy fully assembled and operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. Entrex s innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets. Entrex Carbon Market projects focus on acquisitions that produce positive cash flow, environmental benefits, and positive tax advantages.

Entrex Carbon Market, Inc. s business model capitalizes on the convergence of environmental sustainability and cryptocurrency mining.

ENTREX s strategy centers on purchasing fully assembled and operational Bitcoin mining facilities from development partners who handle the initial assembly and deployment. These facilities are strategically located at stranded natural gas wells, turning otherwise wasted energy into a valuable resource. This innovative approach not only addresses significant environmental concerns by reducing methane emissions and creating carbon offsets but also leverages these resources to generate substantial financial returns.

The primary revenue streams for ENTREX come from the operation of these Bitcoin mining facilities, which are expected to generate returns. The Company is positioning itself as a leader in the integration of cryptocurrency mining with sustainable practices, aligning its business objectives with global trends towards environmental responsibility and financial innovation.

Compliance with Rule 251(b)(3) and Disclosure of Targeted Entities:

Our business model complies with Rule 251(b)(3) of Regulation A by ensuring that the use of proceeds is only to fund the acquisition of entities named in the offering. All such entities are identified in this Offering Circular. The Company has established or is in the process of establishing relationships with several targeted entities. These entities include CherAmi Digital LLC, with whom we have a formal agreement for the purchase of 100 Bitcoin mining facilities, Moria Mining Technologies, with whom we have a purchase agreement for mobile Bitcoin mining facilities, PickAxe Mining Inc., with whom we are in negotiations for the future acquisition of Bitcoin mining facilities, and Energex, with whom we have signed a Letter of Intent to utilize stranded gas wells for our operations. The status of these arrangements may adjust to alternative suppliers/vendors prior to the qualification of this offering.

Furthermore, the financial statements of any acquired entities that are material to the Company s financial condition will be included in this Offering Circular, in compliance with Part F/S (b)(7) of Form 1-A. To date, no significant acquisitions have been completed that would require additional financial disclosure, but the Company is committed to providing the necessary financial information for any future acquisitions as required by the SEC. If the
 Company is unable to identify and provide the necessary disclosure of these targeted entities, we will consider withdrawing the Form 1-A in accordance with Rule 251(b)(3).


DESCRIPTION OF PROPERTY

We do not own any plants or facilities.   Each acquisition of a mobile data
mining facility will be titled pursuant to the mobile trailer in a United States
 State Department of Motor Vehicles as both the trailer and encumbrances.   Each
 title may be separately assigned to potential debt providers, if any, at the discretion of management.


MANAGEMENT S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are forward-looking statements.
You can identify forward-looking statements by the use of words such as  expect,
   anticipate,   estimate,   may,   will,   should,   intend,   believe,  and
similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under Risk Factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see Forward Looking Statements at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.
Overview

Entrex Carbon Market, Inc. is a Boca Raton, FL-based company that operates to purchase operating Bitcoin mining facilities from third party developers after proving historical net income, and to monetize the resultant carbon offsets; if any.

Entrex Carbon Market, Inc. s mission is to become a leader in the acquisition and management of Bitcoin mining operations. The company executes licenses with stranded gas well operators to install and subsequently acquire fully operational Bitcoin mining facilities located for up to five years on the licensed gas well s properties.

Entrex has built a roster of world-class collaborators ensuring that both its Bitcoin mining projects meet the highest standards of compliance and sustainability. The company s business model achieves capital efficiencies unavailable to competitors by purchasing proven bitcoin mining facilities from developers which are anticipated to generate carbon offsets and cryptocurrency revenues.

Revenue Recognition

The Company anticipates deriving its revenue primarily from acquiring and operating mobile Bitcoin mining facilities, leveraging stranded gas wells to power these operations. This innovative approach not only anticipates generating substantial financial returns but also produces compliance-grade carbon offsets. The company will manage its financials on a GAAP Work in Progress (WIP)
 basis and report via both WIP and Accrual methods to benefit management and shareholders.

The Company plans to manage its financials on a GAAP Work in Progress (WIP) basis and report using both WIP and Accrual methods to provide a comprehensive financial view for management and shareholders. Under this approach, the Company will recognize revenue based on the percentage of completion method for contracts, in accordance with ASC 606 - Revenue from Contracts with Customers, which allows for revenue recognition as performance obligations are satisfied over time. The WIP accounting will allow for accurate tracking of costs incurred, work performed, and progress towards completion of each contract, providing real-time insights into project profitability. Additionally, the Accrual method will ensure that revenues and expenses are recorded when earned and incurred, regardless of when cash is received or paid. This dual approach is designed to give management and shareholders a clear view of financial performance, both in terms of ongoing operations and long-term contract completion.

The Company follows the authoritative guidance under ASC 606 - Revenue from Contracts with Customers, which governs revenue recognition for its Bitcoin mining operations. Revenue is recognized when the performance obligation is satisfied, which occurs when a block of Bitcoin is successfully mined and verified. The value of the Bitcoin at the time of mining is recorded as revenue, with Bitcoin classified as an intangible asset on the balance sheet.

Additionally, the Company will recognize revenue from the generation and sale of carbon offsets, following the guidance provided under ASC 450 - Contingencies for the recognition of environmental credits, as well as ASC 820 - Fair Value Measurement for the valuation of carbon offsets. The Company plans to monetize the carbon offsets through markets such as the Entrex Carbon Market, where offsets are sold to generate additional income streams. All revenue will be accounted for using GAAP principles, ensuring compliance with regulatory standards for both cryptocurrency and environmental credits.

Upon the successful completion of this offering, the company will obtain annual audits conducted by an accounting organization as directed by the Board of Directors. These audits will ensure the preparation of PCAOB-compliant statements if required.

While the Company has not yet completed third-party due diligence, it plans to engage an independent auditor to confirm Revenues and EBITDA post-installation of the mining facilities it has contracted to purchase. The due diligence process will utilize specialized software applications designed to monitor and track Bitcoin mining operations in real-time. These applications will:

Monitor mining performance: The software will provide real-time data on the output of each facility, including the number of Bitcoins mined and the performance of the equipment.
Confirm revenue generation: The results from the mining monitoring software will be cross-verified with cryptocurrency-to-fiat conversion rates, specifically Bitcoin to U.S. dollar, to ensure accurate revenue calculations.
Validate EBITDA projections: In addition to revenue verification, the due diligence will include an examination of operational costs and profit margins to validate the projected EBITDA for each facility.
This independent verification will provide investors with confidence in the accuracy and reliability of the Company's financial forecasts.

Results of Operations for

Gross revenue:  The Company is pre-revenue

General and administrative: The Company has not hired direct employees and uses the services of the Entrex Carbon Market, Inc.

Illustrative Operating Summary

We do not present projections. The information below is unaudited and provided for illustration only to show the general range of outcomes we have observed in units evaluated to date. Actual results may differ materially. Third-party reviews, where applicable, occur on a rolling basis following completion of a proof-of-operations period.

Unit profile (illustrative)
Annual revenue range
Annual net income range
Third-party review timing
Representative unit
approximately 75,000 to 200,000
approximately 40,000 to 120,000
rolling, subject to completion of proof period and availability of reviewers

Ranges reflect variability in bitcoin prices, network difficulty, uptime, energy input costs, and site efficiency.

Figures are not guidance and should not be relied upon as indicative of future performance of any unit or portfolio.

Liquidity and Capital Resources

As of this offering date we had cash of $0 and a line of credit from a Shareholder of $25,000. We used approximately $0 in cash for operating activities and were provided $0 through financing activities.

Our management s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board ( FASB ). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management s estimates and assumptions. We consider an accounting estimate to be critical if:
 (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.



DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers.

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name

Age

Position
Term of Office
Stephen H. Watkins

64

President/Secretary
Since Inception
Tom Harblin

59

Director
Since Inception

Stephen H. Watkins: is Managing Member and is the founding Chairman and CEO of various majority owned entities of the Entrex Holding Company (EHCo, LLC). Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion-dollar market cap companies. Stephen authored the book Capital Can t Fund What It Can t Find. In the past he wrote a syndicated bi-monthly finance column read by over eight million national readers at its peak.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in Certain Relationships and Related Transactions, our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

The net income projection per facility is an average across all facilities, factoring in scalability and operational optimization over time. Initial sites may generate lower net incomes due to start-up costs and early-stage deployment.
 The remaining facilities are expected to generate higher net incomes as operational efficiencies increase.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position

Year
Ended

Salary
($)


Bonus
($)


Option
Awards
($)


Nonequity
Incentive Plan
Compensation
($)


Non-
Qualified
Deferred
Compensation
Earnings
($)


All Other
Compensation
($)


Total
($)

Stephen H. Watkins, CEO

2024


           0



           0



           0



           0



           0



           0



           0

Tom Harblin

2024


0



0



0



0



0



0



0


* for operators and directors of the Company may be provided through agreements with affiliated entities. Directors and Officers may have additional performance-based quotas and compensation provided exclusively at the direction of the Managing Members.
The income projections are based on historical performance data from similar Bitcoin mining facilities and validated by third-party auditors. Key assumptions include a stable Bitcoin price, low operational costs derived from stranded gas wells, and expected energy consumption rates from state-of-the-art mining equipment. These projections have been further substantiated by real-time mining output data from pilot facilities and are adjusted for market fluctuations. Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the CEO and/or Board of Directors. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that Entrex shall indemnify the Director or Office who is a party to the agreement (an Indemnitee
 ), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders

The following table sets forth information as to the shares of Stock beneficially owned as of August 15, 2024 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director;
(iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the
 Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Entrex Carbon Market, Inc.
Authorized and Issued Shares


(OTC:NTRX) equity ownership positions are publicly available on the SEC website pursuant to the SEC filings.


INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.



SECURITIES BEING OFFERED

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Common shares are owned or controlled by founders of the Company.   There are no
 Preferred shareholders.

Common consists of 250,000,000 shares of common stock, par value $0.0001.  As of
 June 30, 2025, there are 15, 166,666 outstanding shares consisting of 29 shareholders plus public shareholders. The Company intends to file ongoing current information as that term is defined by the Securities Act.

Listing and Transfer Agent

The Company is presented and listed on the OTC market. The transfer agent for our Shares is Pacific Stock Transfer, Inc.

Limitations on Liability and Indemnification of Officers and Directors

Florda law authorizes corporations to limit or eliminate (with a few exceptions)
 the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer. Our articles of incorporation and bylaws also provide that we must fully indemnify and advance reasonable expenses to our directors and officers permitted by Florida law. We are also expressly authorized td officers insurance for our directors, officers, employees, and agents for some liabilities. We currently maintain directors and officers insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.
  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Stockholder s particular circumstances or to Stockholders subject to special rules, including, without limitation:


?
A broker-dealer or a dealer in securities or currencies;


?
A Limited Liability Corporation;


?
A bank, thrift or other financial institution;


?
A regulated investment company or a real estate investment trust;


?
An insurance company;


?
A tax-exempt organization;


?
A person subject to the alternative minimum tax provisions of the Code;


?
A person holding the Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;


?
A partnership or other pass-through entity;


?
A person deemed to sell the Shares under the constructive sale provisions of the Code;


?
A U.S. person whose  functional currency  is not the U.S. dollar; or


?
A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares in this offering for cash and that hold the Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, U.S. Holder means a beneficial owner of the Shares this is, for U.S. federal income tax purposes:


?
an individual who is a citizen or resident of the U.S.;


?
a corporation (or other entity treated as a corporation for US. Federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;


?
an estate, the income of which is subject U.S. federal income tax regardless of its source; or


?
a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S persons that have the authority to control all substantial decision of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or that any such position would not be sustained.





ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Shares and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering
 Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.




FINANCIALS

Entrex Carbon Market, Inc.










NOTE 1: BUSINESS

The Entrex Carbon Market s mission is to buy operational Bitcoin mining facilities from development partners. This strategic approach mitigates risks and leverages the expertise of partners who have previously managed and facilitated roll-ups of diversified industries. ENTREX's innovative model not only addresses significant pain points in both industries but also offers substantial financial returns and environmental benefits through carbon offsets.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Company recognizes revenue from its Bitcoin mining operations when the performance obligation is satisfied and control of the cryptocurrency is transferred to the customer, consistent with Generally Accepted Accounting Principles (GAAP). Revenue is measured based on the transaction price agreed upon with customers. The Company follows the guidance provided under ASC 606 for revenue recognition, which aligns revenue with the completion of each mining block and the verification of transactions on the blockchain.
The Company also complies with GAAP in its accounting for digital assets and follows the principles for recognizing the fair value of Bitcoin at the time of receipt, classifying it as an intangible asset on the balance sheet.
For tax purposes, the Company follows Internal Revenue Code guidelines for recognizing income generated from cryptocurrency transactions and adheres to applicable federal and state tax laws.

The accompanying financial statements of Entrex Carbon Market, Inc. have been prepared by our external accountant and have been prepared in accordance with accounting principles generally accepted in the United States of America ( GAAP ) and the rules of the Securities and Exchange Commission ( SEC ). In the opinion of management, the statements represent a fair presentation of financial position presented have been reflected herein.

Revenue Recognition
The Company had no revenue since incorporation August 15, 2024, Revenue shall commence upon the acquisition of the targeted data mining facilities.
The Company intends to derive its revenue primarily from the acquisition and operation of mobile Bitcoin mining facilities powered by stranded natural gas wells.
Effective December 31, 2023, the Company adopted Accounting Standards Update
(ASU) 2014-09, Revenue from Contracts with Customers - Topic 606, along with all subsequent ASUs that modified ASC 606. The implementation of this new standard had no material impact on the measurement or recognition of revenue for the current or prior periods presented. Revenue generated from interest income, including facility fees, origination fees, and due diligence fees, are outside the scope of ASC 606. Contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in our normal course of business. In applying judgment, the Company considers customer expectations of performance, materiality, and the core principles of Accounting Standards Codification ( ASC ) Topic 606, Revenue from Contracts with Customers. The Company recognizes revenue from participation fees under ASC 606. Revenue from participation fees is recognized at a point in time when the right to consideration becomes unconditional and the Company has no remaining performance obligations. Generally, the Company invoices customers for participation fees once these conditions are met.
Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which these differences are expected to affect taxable income. Deferred income taxes are also recognized for carryforward losses that can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized.
The Company evaluates its valuation allowance requirements based on projected future operations, including the expected performance of its mobile Bitcoin mining facilities. When circumstances change and lead to a shift in management s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic earnings (loss) per common share is computed based on the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is computed based on the weighted average number of common shares outstanding during the period increased, when applicable, by dilutive common stock equivalents. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740):
Simplifying the Accounting for Income Taxes, which is part of the FASB s initiative to reduce complexity in accounting standards. The ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The standard is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted. The Company adopted this ASU as of December 31, 2023

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: SUSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through as/of inception of the company August 15, 2024.

The company is not aware of any events or transactions that would impact the financial statements.

NOTE 4: LIQUIDITY AND GOING CONCERN

The Company has established the company for the benefit of potential investors with the intent to purchase the historically producing data mining facilities.

The Company has evaluated its ability to continue as a going concern in accordance with ASC 205-40-50. As of October 16, 2024, the Company reported no cash and no operations. In light of this, management acknowledges that there are significant risks regarding the Company s ability to meet its obligations over the next 12 months. However, management is actively seeking financing through this offering and other capital sources, such as related party transactions and institutional funding, to ensure the Company can continue its operations. Without sufficient funding from the offering or alternative financing sources, the Company may face difficulties in sustaining its operations as a going concern.

The Company has a $25,000 line of credit from a shareholder, which carries no interest and is repayable upon the Company generating sufficient operating cash flow.

NOTE 5: REPURCHASE NOTE

As of Founding, the Company entered into an agreement with Entrex Carbon Market,
 Inc to acquire the net income of the company for an amount equal to 11.6x net income for consideration.

Legal Proceedings

The Company is not presently a party to any legal proceedings.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on October 17, 2024.


Entrex Carbon Market, Inc.




By:
/s/   SWatkins/CEO








Exhibit I   By-laws
BY-LAWS
OF
ENTREX CARBON MARKET, INC

ARTICLE I
OFFICES
      Section 1. The registered office of Entrex Carbon Market, Inc. (the "Corporation") shall be in the City of Lighthouse Point, County of Broward, State of Florida. The Corporation may also have offices at such other places both within and outside the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
      Section I. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Florida, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

      Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

      Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed bylaw, may be called by the Chairman of the Board and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

      Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

      Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

      Section 7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of stock entitled to vote on such matter or matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter or matters were present and voted and shall be delivered to the corporation by delivery to its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 7 to the Corporation, written consents signed by holders of a sufficient number of shares of voting stock to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of
       Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than one (1) and not more than ten (10) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

      Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office, though less than a quorum, and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

      Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

      Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of
       Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

      Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board. Special meetings shall be called by the Secretary on the written request of any two Directors. No notice of special meetings need be given.

      Section 7. Quorum. At all meetings of the Board, a minimum of two Directors shall constitute a quorum for the transaction of business, and may act as if a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided bylaw. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the Board is not elected or, if elected, is not present, the President (who is also a member of the Board) or if the President is not present, a Director chosen by a majority of the Directors present, shall act as Chairman at meetings of the Board of Directors.

      Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternative members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members there of who maybe unable to attend a meeting or otherwise unavailable to act as a member of the
      Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members there of present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form apart of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Florida or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 11. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof maybe taken without a meeting, if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 12. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.
ARTICLE IV
OFFICERS
      Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The
      Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

      Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.
      Section 3. Chairman of the Board. The Chairman of the Board, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of
      Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.
      Section 4. President. During any period when there shall be an office of Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any period when there shall not be an office of Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board.
      Section 5. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

      Section 6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The
      Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the
      President. The Secretary shall have custody of the corporate seal of the
      Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest such affixing of the seal.

      Section 7. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary. Section 8. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors.

ARTICLE V
CERTIFICATES OF STOCK
      Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation or transfer agent as authorized by the Board.
       Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President and the Secretary,
      or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate maybe issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

      Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

      Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted bylaw, any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. The indemnification provided in this
      Article VI is not exclusive of any other right to indemnification provided by law or otherwise.

      Section 2. Expenses (including, without limitation, attorneys fees and expenses) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director, officer, employee or agent and the Corporation.

      Section 3. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 4. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

      Section 5. The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.


ARTICLE VII
GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 2. Corporation Seal. The corporate seal, if any, shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

      Section 4. Books. The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation.


ARTICLE VIII AMENDMENTS

      These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt these By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers if granted by statute.













Exhibit II   Charter and Articles






Appendix A   Terms Clarification
Term
Clarification

Units


A "unit" refers to an individual, fully operational Bitcoin mining facility, including the necessary hardware, infrastructure, and support systems.
Sites

"Sites" are the physical locations where Bitcoin mining units are deployed. These are usually located near stranded natural gas wells that supply energy.

Mobile Data Mining Facilities

These facilities are mounted on mobile platforms (e.g., trailers), enabling easy transport between sites. They leverage stranded gas wells for power.
Bitcoin Mining Facilities

These facilities consist of all components required for Bitcoin mining, such as miners and cooling systems, designed to operate using energy from gas wells.


Contract Statements / Disclaimers
Contract Statements
The contracts referenced herein may be outdated, replaced, or supplemented. Net income, revenue, projected unit amounts, and acquisition prices may change as additional information about each unit becomes available. However, these adjustments do not change the capital requirements of the Company s business model, as Entrex acquires units based on a multiple of verified net income. The final purchase price of a unit may differ from initial projections during the operational proof period, as actual performance is confirmed. If a unit fails to meet required standards during the proof period, Entrex may, in its discretion, elect not to complete the purchase of that unit.
Rollout Schedule Disclaimer / Risk
The rollout schedule attached from each developer is for illustrative purposes only and reflects current management expectations based on information available at the time of preparation. Actual timelines, unit deliveries, and deployment milestones may differ materially due to operational, financial, regulatory, and market factors outside of the Company s control.
Entrex makes no assurance that the rollout schedule will be achieved as presented, and delays, modifications, or cancellations may occur. Investors should not place undue reliance on the rollout schedule as a guarantee of performance or future results.


Appendix B   CherAmi 100 Unit Contract





Appendix C   Moria Purchase Agreement





Appendix D   PickAxe Mining Letter of Intent





Appendix E   PickAxe Mining Letter of Intent





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